UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2007
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
On January 31, 2007, Packeteer, Inc. entered into an amendment to its Lease with NMSBPCSLDHB dated July 15, 2002 covering the Company’s headquarters in Cupertino, California. Pursuant to this amendment, the term of the Lease has been extended until December 19, 2014 (with certain options to extend) and the premises covered by the Lease has been expanded to approximately 104,990 square feet. The rent for the premises under the amended Lease will be $1.98 per square foot modified net for the first year of the extended term with three percent annual rent escalations to follow.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 5, 2007

Packeteer, Inc.

By:	/s/ David C. Yntema
Name: David C. Yntema
Title: Chief Financial Officer and Secretary